Exhibit 99.1

THE BANK OF GLEN BURNIE
ANNOUNCES DEPARTURE OF CHIEF
FINANCIAL OFFICER JOHN WRIGHT

GLEN BURNIE, MD (November 28, 2016) – The Bank of Glen Burnie (BOGB) announced today that Chief Financial Officer (CFO) John Wright is departing effective December 16, 2016, to pursue other opportunities.

President and Chief Executive Officer (CEO), John D. Long, will serve as interim CFO while a search is conducted for a permanent CFO. Wright, who has served as CFO since September 2015, will assist in the transition throughout his notice period.

“We thank John Wright for his contributions to The Bank of Glen Burnie during his tenure and wish him well in his future endeavors,” said John Long, President and CEO of The Bank of Glen Burnie.

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The Bank of Glen Burnie® is a safe, sound, community-oriented locally owned bank, committed to excellence in satisfying the needs of our customers, shareholders and employees. Founded in 1949, The
Bank of Glen Burnie serves the Anne Arundel County, Maryland community with eight branches.

Visit www.BofGB.com for more information.

Contact: Janet Kim, Director of Marketing and Public Relations Email: jkim@bogb.net Phone: 410-768-8857